MONMOUTH CAPITAL CORPORATION

Employment of the Executive Vice-President – Michael P. Landy

AGREEMENT EFFECTIVE JANUARY 1, 2006

BY AND BETWEEN:        Monmouth Capital Corporation, A New Jersey Corporation ("Corporation")

AND:

                                Michael P. Landy ("Employee")

Corporation desires to employ Employee to the business of the Corporation and   Employee desires to be so employed. The parties agree as follows:

1.

Employment.

Corporation agrees to employ Employee and Employee agrees to be employed in the capacity as Executive Vice-President for a term of three (3) years effective January 1, 2006 and terminating January 1, 2009.

2.

Time and Efforts.

Employee shall diligently and conscientiously devote his time and attention and use his best efforts in the discharge of his duties as Executive Vice-President of the Corporation.

3.

Board of Directors.

Employee should at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation. In the performance of his duties, Employee shall make his principal office in such place as the Board of Directors of the Corporation and Employee from time to time agree.

4.

Compensation.

Corporation shall pay to Employee as compensation for his services a base salary, which shall be paid in equal bi-weekly installments, as follows:

(a.) For the year beginning January 1, 2006 and ending on January 1, 2007, the   base salary shall be $150,000 annually;

(b.) For the year beginning January 1, 2007 and ending on January 1, 2008, the base salary shall be $165,000 annually;

(c.) For the year beginning January 1, 2008 and ending on January 1, 2009, the base salary shall be $181,500 annually;

The employee shall purchase a disability insurance policy so that in the event of a disability exceeding 90 days, during which period employee’s salary will continue, the employee will receive lost wages from the disability policy. The Corporation will reimburse the employee for the cost of such insurance.

Thereafter, the term of this Employment Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Employment Agreement not be renewed or extended, in which event this Employment Agreement shall expire as of the expiration date or anniversary date, respectively.

In the event of a merger of the Corporation, or upon any change of control, defined as either voting control or control of 25% of the Board of Directors by other than the existing directors, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be one year from January 1, 2009. If there is a termination of employment for any reason, either involuntary or voluntary, Employee shall be entitled to receive one year's compensation at the date of termination. The compensation is to be at the greater of current compensation or that at the date of merger or change of control.

5.

Bonuses.

Bonuses shall be paid at the discretion of the Board of Directors or the President.

6.

Expenses.

Corporation will reimburse Employee for reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

7.

Vacation.

Employee shall be entitled to take four (4) paid weeks vacation per year.

8.

Pension.

Employee, at his option, may participate in the 401-k plan of United Mobile Homes, Inc., according to its terms.

9.

Life and Health Insurance Benefits.

Employee shall be entitled during the term of this Agreement to participate in all health insurance and group life insurance benefit plans providing benefits generally applicable to other employees as may be modified from time to time. Plan description is detailed in Exhibit A attached.

10.

Notices.

All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

Corporation:   MCC

Juniper Business Plaza

3499 Route 9N, Suite 3C

Freehold, NJ 07728

Employee:

Michael P. Landy

                                                112 Churchill Road

                        Tenafly, NJ 07670

11.          Governing Law.

This Agreement shall be construed and governed in accordance with the laws the State of New Jersey.

12.          Entire Contract.

This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This agreement may be amended only in writing signed by both parties hereto.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

                                      MONMOUTH CAPITAL CORPORATION

(SEAL)                   By:   /s/ Maureen E. Vecere

   Maureen E. Vecere, Treasurer

By:   /s/ Michael P. Landy

                                              Michael P. Landy, Employee

        Dated: January  1, 2006